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                                 PROMISSORY NOTE

                            SECURED BY DEED OF TRUST


In consideration of value received, Clifton Gaus (hereinafter referred to as "PROMISOR") agrees to pay to WellPoint Health Networks Inc. and/or one of its affiliates or subsidiaries (hereinafter collectively referred to as "WELLPOINT") the principal sum of one hundred thousand dollars ($100,000), together with interest on the unpaid principal, in lawful money of the United States, in accordance with the terms hereinafter set forth:

I.       RECITALS

         1.1 WELLPOINT is a Delaware corporation having its principal office in the City of Thousand Oaks, Ventura County, California.

         1.2      PROMISOR is an associate of WELLPOINT.

         1.3 WELLPOINT has made the loan evidenced by this Note to PROMISOR as an inducement to PROMISOR to accept employment with WELLPOINT and to assist in the purchase of a new principal residence.

II.      REPAYMENT TERMS

         2.1 WELLPOINT will forgive the indebtedness evidenced by this Note over a four (4) year period, subject to PROMISOR's continued employment with WELLPOINT, in accordance with the following schedule: twenty-five thousand dollars ($25,000) at the end of each of the first four (4) years of employment.

         2.2 The first portion of the debt to be forgiven shall be forgiven as of March 1, 2000, which date is the first anniversary of PROMISOR's employment with WELLPOINT. Each further amount to be forgiven shall be forgiven as of each successive anniversary of employment.

         2.3 Should PROMISOR terminate his employment with WELLPOINT voluntarily, or should WELLPOINT terminate the employment of PROMISOR for cause, on any date other than an anniversary of employment date, WELLPOINT will forgive, as of the date of termination of employment, only the prorata portion of the amount otherwise scheduled to be forgiven at the end of that employment year.

         2.4 Should PROMISOR terminate his employment with WELLPOINT voluntarily or should WELLPOINT terminate PROMISOR's employment for cause, any amount of this indebtedness not yet forgiven by WELLPOINT shall become immediately due and owing and must be repaid to WELLPOINT no later than ninety (90) days following the date which PROMISOR's employment is

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                  terminated, together with interest at the annual rate of
                  ten percent (10%) compounded monthly from the date of this Note on the amount due and payable.

         2.5 In the event of the death of PROMISOR, WELLPOINT will continue to forgive this indebtedness according to the schedule set out in paragraph 2.1 on the first and second anniversary dates of employment following the date of death. As of the day after the second anniversary date of employment following said death, any amount of this indebtedness not yet forgiven shall be a debt of the estate and become immediately due and owing and shall be paid to WELLPOINT on said date together with interest at the annual rate of ten percent (10%) compounded monthly from the date of this Note on the amount due and payable.

III.     SECURITY

         3.1 The indebtedness evidenced hereby shall be secured by a Deed of Trust, in favor of WELLPOINT as beneficiary, on Borrower's principal residence commonly known as 3998 Oak Hollow Circle, Thousand Oaks, CA ("Property").

         3.2 Said Deed of Trust shall be and shall remain senior to any and all other liens or encumbrances on the Property, except for any deed of trust, mortgage, lien or encumbrance securing a purchase money loan made by Washington Mutual ("Loan"). PROMISOR agrees that the outstanding amount of the Loan plus the amount outstanding hereunder shall at no time exceed the value of the Property. PROMISOR shall take any and all steps necessary to provide and maintain the priority of WELLPOINT's security interest as set out herein. Except as expressly stated in this paragraph 3.2, PROMISOR shall not permit or suffer the subordination of the Deed of Trust in favor of WELLPOINT in any way or by any means.

IV.      ACCELERATION CLAUSE

         4.1 Should PROMISOR sell, transfer or in any way alienate the Property, or otherwise impair WELLPOINT's security or permit or suffer WELLPOINT's security to be impaired, unless PROMISOR shall provide WELLPOINT with substitute security acceptable to WELLPOINT, or should PROMISOR otherwise default under the terms of this Note or the related Deed of Trust, any indebtedness not yet forgiven by WELLPOINT shall become immediately due and owing and must be paid to WELLPOINT upon demand, together with interest at the annual rate of ten percent (10%) compounded monthly from the date of this Note on the amount due and payable.

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V.       INSURANCE

         5.1 PROMISOR shall carry insurance covering the property securing this Note in an amount at least sufficient to discharge all liens and/or encumbrances on said property in the event of the destruction of said property by any means other than earthquake. Failure to procure such coverage or the lapse of such coverage shall be considered impairment of the security interest of WELLPOINT.

VI.      GENERAL PROVISIONS

         6.1 This Note shall be binding on the heirs and assigns of PROMISOR.

         6.2 Should any portion of this Note be found invalid or unenforceable by a court, the remaining provisions shall remain in full force and effect.

         6.3 Titles are for convenience only and shall not be construed as part of this Note.

         6.4 The proceeds of the loan evidenced by this Note shall be used by PROMISOR only to purchase a new principal residence. Use of the proceeds for any other purpose shall be an event of default hereunder.

         6.5 PROMISOR agrees to pay the costs of collection and reasonable attorneys' fees if there is a default under this Note. If any suit or action is instituted to enforce this Note, PROMISOR promises to pay, in addition to costs and disbursements otherwise allowed by law, reasonable attorneys' fees.

         6.6 PROMISOR waives presentment, diligence, protest and demand, notice of protest, dishonor and nonpayment of this Note; expressly agrees that this Note or any payment hereunder may be extended from time to time. The right of PROMISOR to plead any and all statutes of limitation as a defense to any demand on this Note is expressly waived to the full extent permissible by law. This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof.



           /s/ Clifton Gaus                           April 5, 1999
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         CLIFTON GAUS                                DATE